UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 23, 2011

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

870 Haliimaile Road, Makawao, Maui, Hawaii 96768-9768

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On February 23, 2011, Maui Land & Pineapple Company, Inc. (the “Company”) entered into a Third Modification Agreement (the “Third Modification”) with Wells Fargo Bank, National Association (“Wells Fargo”).  The Third Modification further amended the terms of the Company’s $30 million revolving line of credit agreement with Wells Fargo, which was modified on December 22, 2010.  Significant terms of the Third Modification are as follows:

•                  Extends the maturity date from May 1, 2012 to May 1, 2013.

•                  Provides the Company with the option to further extend the maturity date to May 1, 2014, subject to the satisfactory achievement of certain pre-defined conditions as described in the Third Modification.

•                  Increases the revolving credit commitment from $30 million to $34.5 million and availability under the loan facility from $25 million to $34.5 million.

•                  Sets forth pre-established minimum release prices for each of the real property parcels pledged as collateral under the credit agreement.

Upon entry into the Third Modification, the maturity date of the Company’s $25 million term loan with American AgCredit, FLCA was automatically extended from May 1, 2012 to May 1, 2013.

The foregoing description of the Third Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Modification, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Forward-Looking Statements.  Any statement contained in this Current Report on Form 8-K that refers to events that may occur in the future or other non-historical matters are forward-looking statements.  These forward-looking statements are based on the Company’s expectations as of the date of this report and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations.  Actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others:  the ability of the Company to meet the financial and other covenants included in its credit agreements and such other risks and uncertainties as detailed from time to time in the Company’s public filings with the U.S. Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.  The Company assumes no obligation and does not intend to update any forward-looking statements.

Item 2.03                                            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s entry into the Third Modification described in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01                                             Other Information

Certain disclosures required in the Company’s proxy statement dated April 19, 2010 by the New York Stock Exchange Listed Company Manual were inadvertently omitted.  The following disclosures supplement such proxy statement previously filed.

1)  All interested parties (not just shareholders) wishing to submit written communications to any member of our board of directors (including non-management directors) should address their communications to:  Maui Land & Pineapple Company, Inc., Attention :<name of director>, 870 Haliimaile Road, Makawao, Hawaii 96768.

2)  Our corporate governance guidelines are posted on our website at http://mauiland.com/investor.shtml.

3) Our code of ethics covering directors, officers and employees is posted on our website at http://mauiland.com/investor.shtml.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: February 24, 2011	By:	/S/ Tim T. Esaki
Tim T. Esaki
Chief Financial Officer
(Principal Financial Officer)